Exhibit 5.1

British Virgin Islands lawyers
Harney Westwood & Riegels
Craigmuir Chambers
PO Box 71, Road Town
Tortola, British Virgin Islands
Tel: +l 284 494 2233
Fax: +1 284 494 3547
www. harneys.com

28 March 2006	Your Ref

	Our Ref	036175.0001.JSS

	Doc ID	851953_2

Yucheng Technologies Limited

C/o 105 West 13th Street, Suite 7A

New York, New York 10011

United States of America

Dear Sirs

Yucheng Technologies Limited (the “Company”)

1.                                       We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise in connection with the registration under the United States Securities Act of 1933, as amended (the “Securities Act”), in respect of the issuance to the security holders of China Unistone Acquisition Corporation, a Delaware corporation (“China Unistone”), pursuant to a merger of China Unistone with and into the Company, of (i) 4,200,000 Ordinary Shares, no par value per share (the “Ordinary Shares”), (ii) 6,900,000 warrants, each to purchase one Ordinary Share (the “Warrants”), (iii) 6,900,000 Ordinary Shares that may be issued on exercise of the Warrants, (iv) a Representative Unit Purchase Option representing the right to acquire 150,000 units, each unit consisting of one Ordinary Share and two Warrants (“Purchase Option”), (v) 150,000 Ordinary Shares that may be issued on exercise of the Purchase Option, (vi) 600,000 Warrants that may be issued on exercise of the Purchase Option, and, (vii) 600,000 Ordinary Shares that may be issued on exercise of the Warrants that may be issued on exercise of the Purchase Option. This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement (as defined below).

2.                                       For the purpose of this opinion, we have examined the following:

(a)                                  a final form draft of the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by the Company on or about February, 2006 with the United States Securities and Exchange Commission for the purpose of registering the Ordinary Shares, the Warrants and Purchase Option; and

(b)                                 (i)                                     the Memorandum and Articles of Association and Certificate of Incorporation of the Company on file at the British Virgin Islands Registry of Corporate Affairs on 28 March 2006;

A list of partners is available for inspection at our offices.

British Virgin Islands     Anguilla     London     Hong Kong

(ii)                                  a copy of the written resolutions of the directors of the Company dated 8 February 2006 authorising the execution of the Registration Statement by the Company (the “Directors’ Resolutions”);

(iii)                               an original registered agent’s certificate (including a certified copy of the share register) dated 21 March 2006 identifying sole the director and sole shareholder of the Company, issued by Offshore Incorporations Limited, the Company’s registered agent (the “Registered Agent’s Certificate”);

(iv)                              the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 28 March 2006; and

(v)                                 the records of proceedings on file with, and available for inspection on 28 March 2006 at the High Court of Justice, British Virgin Islands.

3.                                       For the purposes of this opinion we have assumed without further enquiry:

(a)                                 the authenticity of all documents submitted to us as originals, the conformity with the originals thereof of all documents submitted to us as copies or drafts and the authenticity of such originals;

(b)                                  the genuineness of all signatures and seals;

(c)                                 the accuracy and completeness of all corporate minutes, resolutions and records which we have seen;

(d)                                the accuracy of any and all representations of fact expressed in or implied by the documents we have examined;

(e)                                 that all the obligations under the Agreement of each party to it other than the Company are legal, valid, binding and enforceable in accordance with their terms on that party;

(f)                                   that no director of the Company has a financial interest in or other relationship to a party to the transaction contemplated by the Agreement or if an interest does exist, that shareholder approval or ratification will be obtained;

(g)                                that the Directors’ Resolutions and Registered Agent’s Certificate remain in full force and effect;

(h)                                that the information disclosed by our searches at the British Virgin Islands High Court Registry and of the Registry of Corporate Affairs and our oral enquiries at the British Virgin Islands High Court Registry was then accurate and has not since been altered and that such searches did not fail to disclose any information which had been delivered for registration but did not appear from the information available at the time of our searches and that such oral enquiry did not fail to elicit any material information; and

(k)                                 that the Registration Statement will be duly executed by the Company in the form as the Registration Statement which we have examined.

4.                                       Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

(a)                                 The Company is a company limited by shares, duly incorporated, validly existing, and in good standing as a separate legal entity under the laws and regulations of the British Virgin Islands.

(b)                                The Company has full statutory authority, corporate power and legal right to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

(c)                                 The Ordinary Shares to be issued to the security holders of China Unistone at the consummation of the merger of China Unistone and the Company, when issued and sold in accordance with and in the manner described in the Registration Statement, will be duly authorised, validly issued, fully paid and non assessable.

(d)                                The Warrants and the Purchase Option to be issued to the security holders of China Unistone at the consummation of the merger of China Unistone and the Company, when issued in accordance with and in the manner described in the Registration Statement, will be duly authorised and validly issued; and

(e)                                 Each of the Warrants and the Purchase Option constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally,  (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent indemnification provisions contained such documents, if any, may be limited by applicable federal or state law and consideration of public policy.

5.                                      This legal opinion is confined to and given on the basis of the laws of the British Virgin Islands at the date hereof and as currently applied by the courts of the British Virgin Islands. We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion on the laws of any other jurisdiction.

6.                                       The opinions set out above are subject to the following qualifications:

(a)                                  Rights and obligations may be limited by bankruptcy, insolvency, liquidation, arrangement and other similar laws of the British Virgin Islands of general application affecting the rights of creditors.

(b)                                 Claims under the Agreement may become barred under the laws relating to limitation of actions in the British Virgin Islands or may be or become subject to defences of set-off or counterclaim.

(c)                                  Equitable remedies such as injunctions and orders for specific performance are discretionary and will not normally be available where damages are considered an adequate remedy.

(d)                                Where obligations are to be performed in a jurisdiction outside the British Virgin Islands they may not be enforceable under the laws of the British Virgin Islands to the extent that such performance would be contrary to public policy under the laws of the British Virgin Islands.

(e)                                 The courts in the British Virgin Islands will determine in their discretion whether or not an illegal or unenforceable provision may be severed.

(f)                                   The courts of the British Virgin Islands may refuse to give effect to a provision in respect of the cost of unsuccessful litigation brought before those courts or where the courts themselves have made an order for costs.

(g)                                The term “enforceable” means that a document is of a type and form enforced by the British Virgin Islands courts. It does not mean that each obligation will be enforced in accordance with its terms. Certain rights and obligations may be qualified by non-conclusivity of certificates, doctrines of good faith and fair conduct, the availability of equitable remedies and other matters but in our view this qualification would not defeat your legitimate expectations in any material respect.

7.                                      In connection with the above opinion, we hereby consent:

(a)                                 to the use of our name in the Registration Statement, the prospectus constituting a part thereof and all amendments thereto under the caption “Legal Matters”; and

(b)                                 to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is addressed to you and may be relied upon by you and your counsel. This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully
HARNEY WESTWOOD & RIEGELS